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                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



To Dimensional Visions Group, Ltd.

As independent public accountants, we hereby consent to the incorporation by reference in this Form S-8 Registration Statement of our report dated September 18, 1995 included in Dimensional Visions Group, Ltd.'s Annual Report on Form 10-KSB/A for the fiscal year ended June 30, 1995, and to all references to our firm included in or made a part of this registration statement.

                                       /s/ Gitomer & Berenholz, P.C.
                                       -----------------------------
                                        Gitomer & Berenholz, P.C.

Jenkintown, PA
June 19, 1996